                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             3D Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant
Filed by a Party other than the Registrant o Check the appropriate box:

  o Preliminary Proxy Statement             o Confidential, For Use of the
    Definitive Proxy Statement                Commission Only (as permitted by
  o Definitive Additional Materials           Rule 14a-6(e)(2)
  o Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             3D Systems Corporation
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  o No Fee Required
  o Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:


o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement no.:

  (3) Filing party:

  (4) Date filed:

                             3D SYSTEMS CORPORATION
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1998
                                   -----------

TO OUR STOCKHOLDERS:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of 3D Systems Corporation ("3D" or the "Company"), to be held at the La Quinta Inn & Suites, 2761 Crossroads Blvd., Grand Junction, Colorado 81506, on May 22, 1998 at 10:00 a.m., Mountain Daylight time. The Annual Meeting is being held for the following purposes:

     1. To elect three Class II Directors to hold office for three years and until their respective successors have been elected;

     2.   To approve the Company's 1998 Employee Stock Purchase Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record of the Common Stock of the Company at the close of business on April 8, 1998 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope. Any stockholder attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ A. SIDNEY ALPERT
                                        ----------------------------------------
                                        Vice President, General Counsel and
                                        Secretary


26081 Avenue Hall
Valencia, CA  91355
April 24, 1998

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                             3D SYSTEMS CORPORATION
                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of 3D Systems Corporation, a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the La Quinta Inn & Suites, 2761 Crossroads Blvd., Grand Junction, Colorado 81506, on May 22, 1998 at 10:00 a.m., Mountain Daylight time, and at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to vote on the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on April 8, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. At the record date, 11,252,984 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), were outstanding. Common Stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting.

     A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. The three nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of the 1998 Employee Stock Purchase Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voting at the meeting in person or by proxy. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

     Unless the context otherwise clearly requires, all references in this Proxy Statement to the "Company" include 3D Systems Corporation and its subsidiaries.

     The Company's principal executive offices are located at 26081 Avenue Hall, Valencia, California 91355. This Proxy Statement and the accompanying Proxy were mailed to stockholders on or about April 24, 1998.

                              ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, the Board of Directors is divided into three classes. At each annual meeting of stockholders, directors constituting one class are elected, each for a three-year term. Three Class II directors will be elected at the Annual Meeting.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any postponement or adjournment thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

     The Board of Directors proposes the election of the following nominees as Class II directors:

                                 Arthur B. Sims
                               Richard D. Balanson
                                 Miriam V. Gold


     If elected, each nominee is expected to serve until the 2001 Annual Meeting of Stockholders. The three nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

        The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of February 27, 1998:

                                      YEAR FIRST
                                      ELECTED OR
                                      APPOINTED
           NAME:              AGE      DIRECTOR               PRINCIPAL OCCUPATION
           -----              ---     ----------              --------------------
NOMINEES:
CLASS II DIRECTORS
(terms to expire in 2001)

Arthur B. Sims                 60        1993    Mr. Sims has served as Chief Executive Officer and
                                                 Chairman of the Board of the Company since August
                                                 1993 and, since September 1991, has also served as Chief
                                                 Executive Officer of 3D Systems, Inc., a California
                                                 corporation which is an indirect, wholly-owned
                                                 subsidiary of the Company through which substantially all
                                                 of its business and operations are conducted.  From
                                                 September 1990 to September 1991, Mr. Sims was an
                                                 independent management consultant.  From 1989 until
                                                 September 1990, he was Chief Executive Officer and
                                                 President of Quadratron Systems Incorporated, a
                                                 developer and marketer of office automation software.
                                                 From 1988 to 1989, Mr. Sims served as President and
                                                 Chief Executive Officer of CPT Corporation, an office
                                                 automation systems company.  Prior thereto, he served
                                                 for four years as Corporate Vice President and President
                                                 of Computer Science Corp.'s Industry Services Group
                                                 and, for one year prior thereto, served as President and
                                                 Chief Executive Officer of United Information Systems.
                                                 Mr. Sims was previously associated with IBM and
                                                 General Electric Company.  Mr. Sims currently serves as
                                                 a member of the board of directors of Structural
                                                 Dynamics Research Corporation, a company listed on the
                                                 Nasdaq Stock Market's National Market and a leading
                                                 supplier of mechanical design automation software,
                                                 product data management software and related services.

                                      YEAR FIRST
                                      ELECTED OR
                                      APPOINTED
           NAME:              AGE      DIRECTOR               PRINCIPAL OCCUPATION
           -----              ---     ----------              --------------------
Richard D. Balanson            48        1997    Dr. Balanson has served as President and Chief
                                                 Operating Officer of the Company since April 1997.
                                                 From November 1996 to April 1997, Dr. Balanson
                                                 served as Executive Vice-President, Development and
                                                 Manufacturing of the Company.  From June 1994 to May
                                                 1996, Dr. Balanson was Executive Vice-President,
                                                 General Manager, and a member of the board of
                                                 directors of Maxtor Corporation, a major supplier of
                                                 computer disk drives, where he headed engineering,
                                                 manufacturing, materials, sales and marketing.  From
                                                 March 1992 to May 1994, Dr. Balanson served as
                                                 President and Chief Operating Officer of Applied
                                                 Magnetics Corporation, a major OEM components
                                                 supplier to manufacturers of disk and tape drives.  From
                                                 1975 to 1992, Dr. Balanson was associated with IBM.

Miriam V. Gold (1)(2)          48        1994    Since the Merger (as hereinafter defined) in December
                                                 1996, Ms. Gold has served as the Vice President of
                                                 Regulatory Affairs and as Assistant General Counsel of
                                                 Ciba Specialty Chemicals, Inc.  Ms. Gold was associated
                                                 with Ciba-Geigy Corporation, Ardsley, New York,
                                                 ("CGNY") from 1977 to December 1996.  Ms. Gold
                                                 served as Vice President, Regulatory Affairs of CGNY
                                                 from May 1995 to December 1996 and as Assistant
                                                 General Counsel of CGNY from 1992 to December
                                                 1996.  Prior thereto, Ms. Gold served as Division
                                                 Counsel of CGNY since 1987.  From 1983 to 1987, Ms.
                                                 Gold served as Associate Division Counsel of CGNY.

                                      YEAR FIRST
                                      ELECTED OR
                                      APPOINTED
           NAME:              AGE      DIRECTOR               PRINCIPAL OCCUPATION
           -----              ---     ----------              --------------------
CONTINUING DIRECTORS:
CLASS I DIRECTORS
(terms to expire in 2000)

Donald S. Bates (1)(2)         69        1995    Mr. Bates currently is, and for more than the past six
                                                 years has been, an independent management consultant.
                                                 In January 1997, Mr. Bates became a member of the
                                                 board of directors of Glenayre Technologies, Inc., a
                                                 company listed on the Nasdaq Stock Market's National
                                                 Market and involved in the design, manufacture and
                                                 marketing of telecommunications equipment and related
                                                 software used in the wireless personal communication
                                                 service markets.  From October 1984 until March 1986,
                                                 Mr. Bates was President and Chief Operating Officer of
                                                 Piezo Electric Products, Inc., a piezoelectric and
                                                 thermistor engineering and component manufacturing
                                                 company, and served on that company's board of
                                                 directors from October 1984 until April 1989.  From
                                                 November 1983 to April 1986, Mr. Bates served as a
                                                 member of the board of directors of Communications
                                                 Industries, Inc., a provider of paging services and
                                                 manufacturer of communication related equipment.  Mr.
                                                 Bates served as President of the United Telecom
                                                 Computer Group, Inc., a subsidiary of United
                                                 Telecommunications Inc. (now Sprint), from September
                                                 1981 until June 1983.  Prior to his retirement after 30
                                                 years, Mr. Bates was employed at General Electric
                                                 Company in various financial and general management
                                                 capacities and, from January 1980 until September 1981,
                                                 was Senior Vice President and Group Executive of that
                                                 company's Information & Communications Systems
                                                 Group.

Jim D. Kever (1)               45        1996    Mr. Kever has been associated with Envoy Corporation
                                                 ("Envoy"), a company listed on the Nasdaq Stock
                                                 Market's National Market and involved in transaction
                                                 processing, since 1981.  Since 1995, Mr. Kever has
                                                 served as its President and Co-Chief Executive Officer.
                                                 Prior to that time, Mr. Kever was Executive Vice
                                                 President of Envoy.  Mr. Kever currently serves on the
                                                 board of directors of Envoy Corporation and Transaction
                                                 Systems Architects, Inc., a company listed on the Nasdaq
                                                 Stock Market's National Market and involved in
                                                 transaction processing, and also is a member of the
                                                 Compensation Committee of that company.

                                      YEAR FIRST
                                      ELECTED OR
                                      APPOINTED
           NAME:              AGE      DIRECTOR               PRINCIPAL OCCUPATION
           -----              ---     ----------              --------------------
CLASS III DIRECTOR
(term to expire in 1999)

Charles W. Hull                58        1993    Mr. Hull has served as Chief Technology Officer and
                                                 Vice Chairman of the Board of the Directors of the
                                                 Company since April 1997.  From August 1993 until
                                                 April 1997, Mr. Hull served as President and Chief
                                                 Operating Officer of the Company.   From March 1986
                                                 until April 1997, Mr. Hull also served as President of 3D
                                                 Systems, Inc. From January 1980 to March 1986, Mr.
                                                 Hull was Vice-President of UVP, Inc., a systems
                                                 manufacturing company.  The Company's
                                                 stereolithography technology was developed by Mr. Hull
                                                 while he was employed by UVP, Inc.

---------------------
(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.


     For a description of an agreement among certain stockholders of the Company with respect to the nomination and election of Directors, see "Shareholders Agreement," below.

SHAREHOLDERS AGREEMENT

     Ciba Specialty Chemicals, Inc. ("CSC") is a Swiss-based multinational manufacturer and distributor of specialty chemicals, a 14.57% beneficial shareholder of the Company and the Company's partner in photopolymer development. In December 1996, Ciba-Geigy Limited ("Ciba") completed its merger (the "Merger") with Sandoz Ltd., and in connection therewith, spun off Ciba Specialty Chemicals Holding Inc. ("CSC Holding"), the parent company of CSC, which was formed to hold the worldwide specialty chemicals businesses of Ciba and its affiliates. In connection with this transaction, CSC succeeded to the respective rights and obligations of Ciba and its affiliates under their contracts with the Company.

     Unless otherwise indicated, all references to "CSC" include Ciba Specialty Chemicals, Inc. and its affiliates, including CSC Holding and its wholly-owned subsidiaries in Canada, through which CSC holds its interest in the Company, and the United States, through which CSC conducts its U.S. operations.

     Pursuant to a Shareholders Agreement among the Company, CSC, and Charles W. Hull and certain other stockholders and former stockholders of the Company (collectively referred to as the "Founders"), CSC and the Founders, who at February 10, 1998 together beneficially owned an aggregate of 2,504,263 shares of Common Stock (approximately 21.94% of the outstanding shares of Common Stock), have agreed to vote all of their respective shares to elect and maintain on the Board of Directors of the Company two nominees designated by CSC who are reasonably acceptable to the agent for the Founders (currently Mr. Hull), two nominees designated by the Founders who are reasonably acceptable to CSC, and one or more nominees selected by the four nominees. All decisions of the Founders are made solely by Mr. Hull. The Company has agreed, subject to applicable law, to support the election of the nominees selected by the Founders, CSC and their respective nominees. See "Principal Stockholders."

     Ms. Gold currently is the Director designated by CSC, Messrs. Hull and Sims currently are the Directors designated by the Founders and Mr. Kever, Mr. Bates and Dr. Balanson currently are the Directors designated by the other three Directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Donald S. Bates, Miriam V. Gold and Jim D. Kever. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants, and periodically meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. Three meetings of the Audit Committee were held during the year ended December 31, 1997.

     The Compensation Committee currently consists of Donald S. Bates and Miriam
V. Gold. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. Four meetings of the Compensation Committee were held during the year ended December 31, 1997.

     The Board of Directors held eight meetings during fiscal 1997. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 1997, other than Dr. Balanson, who attended five of the eight meetings of the Board of Directors and Mr. Kever who attended two of the three meetings of the Audit Committee.

COMPENSATION OF DIRECTORS

     The Company pays its non-employee Directors an annual retainer of $15,000, plus $1,500 for each Board meeting attended either in person or telephonically and $1,500 for attendance at each committee meeting not held on a day that Board meetings were held. In addition, non-employee directors each receive an annual automatic grant of ten-year options to purchase, at the fair market value of the Common Stock on the date of grant, 7,500 shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no interlocking relationships involving any of its Compensation Committee members which would be required by the Securities and Exchange Commission to be reported in this Proxy Statement, and no officer or employee of the Company serves on its Compensation Committee.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which is currently comprised of two independent, non-employee Directors, also grants all stock options and otherwise administers the Company's 1989 Employee and Director Plan (the "1989 Plan") and is responsible for the administration of the 1996 Stock Incentive Plan (the "1996 Plan") and the 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Following review and approval by the committee, all determinations pertaining to executive compensation, other than stock option matters, are submitted to the full Board for approval.

     Total Compensation. It is the philosophy of the committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the Common Stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. The principal elements of total compensation paid to executives of the Company are as follows:

     Base Salary. Base salaries are negotiated at the commencement of an executive's employment with the Company, or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

     Annual Incentives. The committee believes that executive compensation should be determined with specific reference to the Company's overall performance, as well as the performance of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company's performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee's assessment of such matters as the enhancement of the Company's image and reputation, expansion into new markets and the development and success of new products and new marketing programs.

     The Board of Directors has approved the 3D Systems Corporation Executive Incentive Compensation Plan (the "1998 Incentive Plan"). Under the 1998 Incentive Plan, executive officers are eligible to receive an annual cash incentive award based, in part, upon the attainment of specified levels of earnings and revenue by the Company as determined by the committee at the beginning of the fiscal year and individual non-financial objectives which are designed to measure each officer's overall contribution to the Company and the particular division over which he or she is assigned supervisory responsibility. The non-financial objectives that must be obtained by the Chief Executive Officer, in order to be eligible for an award, are established by the committee. The Chief Executive Officer establishes the non-financial objectives each other executive officer must attain. Officers whose compensation is determined in part by sales commissions paid or payable are not eligible to participate in the 1998 Incentive Plan.

     Under the 1998 Incentive Plan, prior to the commencement of each fiscal year the committee will establish the maximum bonus, as a percentage of base salary, attainable by each participating officer on the basis of the financial performance of the Company and the attainment of non-financial objectives by the officer. No bonuses will be paid unless the Company achieves a threshold earnings level established by the committee.

     The committee attributes various weights to the qualitative factors discussed above based upon their perceived relative importance to the Company at the time compensation determinations are made. Each executive's performance is evaluated with respect to each of these factors, and compensation levels are determined based on each executive's overall performance.

     If the Company achieves a minimum level of earnings, each participant may be eligible for a range of awards based upon the attainment of the earnings, revenue and non-financial objectives. The 1998 Incentive Plan permits the committee to adjust targets or performance results to reflect unusual items which it determines to be extraordinary or non-recurring.

     Stock Incentive Plan Options and Awards. Under the 1996 Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of the Common Stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

     Executive Long-Term Stock Incentive Plan. The committee also has adopted under the 1996 Plan a stock-based, long-term incentive plan for executive officers. Under this plan, the Company has offered loans of up to $60,000 to executive officers of the Company for the purpose of purchasing shares of Common Stock from the Company at the fair market value of the Common Stock at the time of purchase. The plan calls for the loans to be forgiven, in part or whole, if certain profitability targets are met. The purpose of this plan is to more closely align officer interests with stockholder interests by promoting long-term holdings in the Common Stock, thus increasing stockholder value. See "Certain Transactions With Directors and Executive Officers."

     Determination of Chief Executive Officer's Compensation. As Chief Executive Officer, Mr. Sims is compensated pursuant to an employment agreement described under "Employment Contracts," below, which became effective October 31, 1994. In determining the overall compensation of Mr. Sims, the committee placed particular emphasis on the growth experienced by the Company since the commencement of Mr. Sims' employment with the Company in late 1991 to the present. In addition, the committee recognized the potential for growth made possible by the infrastructure within the Company created by the Chief Executive Officer. The committee also recognized the importance of maintaining Mr. Sims' salary at a rate competitive with other similarly sized publicly traded companies. During the year ended December 31, 1997, total sales of the Company increased from $79,632,000 to $90,257,000. In August 1997, the Company successfully completed the acquisition of the rapid prototyping "Stereos" product line and business from EOS GmbH of Germany, a significant European competitor. As a result of these factors, and others, effective January 1, 1998, the committee increased Mr. Sims' base salary from $278,250 to $297,750. Mr. Sims did not receive a bonus for the fiscal year ended December 31, 1997, but will be eligible to receive a significant cash incentive award if the Company achieves or exceeds targeted levels of earnings and revenue for the year ending December 31, 1998.

     The primary component of the long term compensation of Mr. Sims consists of stock options covering a total of 393,332 shares of Common Stock that were granted to him in 1991 (as part of an earlier employment agreement), 1992, 1994 (as part of his current employment agreement, see "Employment Contracts," below) and 1996. The committee believes that this aspect of Mr. Sims' compensation is tied directly to corporate performance and the share price of the Common Stock, thereby aligning the interests of Mr. Sims and that of the Company's stockholders.

     In connection with its deliberations, the committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers. The committee intends to continue its policy of linking executive compensation with maximizing stockholder returns and corporate performance to the extent possible through the programs described above.

     Omnibus Budget Reconciliation Act Implications for Executive Compensation. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

     All compensation paid to the Company's employees in fiscal 1997 will be fully deductible. With respect to compensation to be paid to Mr. Sims in 1998 and future years, in certain instances such compensation may exceed $1.0 million. Accordingly, the committee, the Board of Directors and the stockholders, at the 1995 Annual Meeting of Stockholders, adopted the performance goal element of Mr. Sims' employment agreement. See "Employment Contracts," below.

     The Company intends to seek stockholder approval at any time the Company may become obligated to pay other of its senior executive officers covered by
Section 162(m) in excess of $1.0 million in any one year.

                                        Compensation Committee

                                        Donald S. Bates
                                        Miriam V. Gold

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.


                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                                                   ------------
                             FISCAL YEAR                             NUMBER OF
                                ENDED      ANNUAL COMPENSATION      SECURITIES
                              DECEMBER     --------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     31,        SALARY        BONUS       OPTIONS          COMPENSATION
---------------------------  -----------   ---------    -------     ---------         ------------
Arthur B. Sims.............    1997        $276,466    $    -             -           $ 3,056(2)
 Chief Executive Officer       1996         265,000         -         110,000           6,437(3)
                               1995         250,000     149,325           -             6,974(3)

Charles W. Hull............    1997        $260,817    $    -             -           $ 1,829(2)
 Vice Chairman and Chief       1996         250,000         -         110,000           6,071(3)
 Technology Officer            1995         235,000     139,872           -             6,556(3)

Richard D. Balanson (4)....    1997        $225,000    $ 37,500        50,000         $35,163(5)
 President and Chief Operating
 Officer

Eugen J. Geyer (6).........    1997        $179,029(7) $    -             -           $   -
  3D Systems Europe            1996         186,667(7)   56,897(8)     70,000          29,329(7)(9)

Mark R. Bell (10)..........    1997        $144,327    $ 25,555        35,000         $79,696(11)
 Vice-President, the Americas  1996         123,953      28,005        45,000          62,139(12)

----------------------

(1) For a description of the employment contract between each officer and the Company, see "Employment Contracts," below.

(2) Consists of the value of insurance premium of employer paid group term life insurance.

(3) Consists of discretionary profit sharing contributions made pursuant to the Company's Section 401(k) plan for these persons.

(4)  Dr. Balanson became an executive officer of the Company in November 1996.

(5) Includes $608 for the value of insurance premium of employer paid group term life insurance and a moving allowance totaling $34,555.

(6) Mr. Geyer became an executive officer of the Company in January 1996. Mr. Geyer and the Company have entered into a severance agreement which provides for the termination of Mr. Geyer's employment with the Company, effective April 1998. See "Employment Contracts" below.

(7) Mr. Geyer's compensation is payable in German Deutchmarks. For the year ended December 31, 1996, the average exchange rate was approximately $1=DM1.50. For the year ended December 31, 1997, the average exchange rate was approximately $1=DM1.65.

(8)  Mr. Geyer's bonus was paid at an exchange rate of $1=DM1.45.

(9) Consists of an automobile allowance totaling DM24,320 and a temporary living allowance totaling DM19,764.

(10) Mr. Bell became an executive officer of the Company in April 1996.

(11) Includes $185 for the value of insurance premium of employer paid group term life insurance, a moving allowance totaling $78,350, and sales commissions totaling $1,161.

(12) Consists of discretionary profit sharing contributions made pursuant to the Company's Section 401(k) plan totaling $2,931, an automobile allowance totaling $1,125, sales commissions totaling $15,698 and a moving allowance totaling $42,385.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 1997 to the Named Executive Officers.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL
                                                                                                       REALIZABLE VALUE
                                                                                                          AT ASSUMED
                                 NUMBER OF                                                            RATE OF STOCK PRICE
                                SECURITIES   PERCENT OF TOTAL                                          APPRECIATION FOR
                                UNDERLYING   OPTIONS GRANTED                                            OPTION TERM(1)
                                  OPTION     TO EMPLOYEES IN    EXERCISE OR       EXPIRATION      --------------------------
     NAME                       GRANTED(2)    FISCAL YEAR(3)    BASE PRICE(4)        DATE            5%               10%
     ----                       ----------   ----------------   -------------     ----------      -------           --------
Arthur B. Sims.........            --              --                --                --             --                --
Charles W. Hull........            --              --                --                --             --                --
Richard D. Balanson....          50,000           9.53%            $8.375           4/17/07       $ 263,349         $667,379
Eugen J. Geyer.........            --              --                --                --             --                --
Mark R. Bell...........          35,000           6.67%            $8.00            5/22/07       $ 176,090         $446,247

------------------------

(1) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission (the "Commission") and do not represent a forecast of the future appreciation of the Common Stock.

(2) The option grants set forth on this chart vest in four equal annual installments of 25% commencing on the first anniversary from the date of the grant and were each granted for a term of 10 years.

(3) Options covering an aggregate of 524,633 shares were granted to eligible persons during the fiscal year ended December 31, 1997.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

STOCK OPTIONS HELD AT FISCAL YEAR-END

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended December 31, 1997, the number of shares of Common Stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the Common Stock on the Nasdaq Stock Market's National Market on December 31, 1997 ($6.1875 per share).


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           SHARES                             DECEMBER 31, 1997             DECEMBER 31, 1997
                          ACQUIRED ON      VALUE        -----------------------------   --------------------------
    NAME                   EXERCISE      REALIZED       EXERCISABLE    UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
    ----                  -----------    --------       -----------    -------------    -----------  -------------
Arthur B. Sims.......         --             --           280,904          67,361        $242,093          --
Charles W. Hull......       10,000        $27,941         171,666          55,000        $152,541          --
Richard D. Balanson..         --             --            62,500         237,500            --            --
Eugen J. Geyer.......         --             --            17,500          52,500            --            --
Mark R. Bell.........        1,200        $ 3,352          16,082          69,083        $  5,643          --


EMPLOYMENT CONTRACTS

     The Company has entered into employment contracts with each of its Named Executive Officers.

     The Company and Arthur B. Sims, the Chief Executive Officer of the Company and 3D Systems, Inc., its California subsidiary ("3D California") entered into an employment agreement (the "Employment Agreement"), effective October 31, 1994. The Employment Agreement was approved by the Compensation Committee in October 1994 and the "Special Bonus" component thereof (defined below) was approved by the stockholders at the 1995 Annual Meeting of Stockholders. See "Report of Compensation Committee--Omnibus Budget Reconciliation Act Implications for Executive Compensation." Pursuant to the Employment Agreement, Mr. Sims is entitled to a base salary of $250,000 per year, subject to increase from time to time at the discretion of the Compensation Committee. Effective January 1, 1996, February 1, 1997, and January 1, 1998, the Compensation Committee increased Mr. Sims' base salary to $265,000, $278,250 and $297,750, respectively. Mr. Sims is also eligible to receive annual bonuses and cash incentive awards (see "Report of Compensation Committee -- Annual Incentives" and "Report of Compensation Committee -- Determination of Chief Executive Officer's Compensation") and, upon the occurrence of a "Triggering Event," the "Special Bonus." A "Triggering Event" is defined as (i) the acquisition of more than 50% (80% in the case of certain current stockholders of the Company) of the outstanding common stock of the Company or 3D California; (ii) a merger in which the Company or 3D California is not the surviving entity; (iii) the sale or transfer of more than 50% of the assets or earning power of the Company; or (iv) the election of a new majority of the Board of Directors of the Company in connection with a contested election. The Special Bonus would be equal to the lesser of (a) $1.0 million; (b) one cent less than three times Mr. Sims' average annual compensation includable in his gross income for the last five years; or
(c) the greater of (i) the maximum amount permissible under Code Section 162(m) and (ii) 7.5% of the difference between the market value of the Company on the date the transaction giving rise to the Triggering Event is consummated and $109,852,608 (the market value of the Company on the date of the Employment Agreement). The Employment Agreement also permits Mr. Sims, at any time during its term, to terminate his duties as Chief Executive Officer and elect to become a consultant to the Company for up to a four year term for an annual consulting fee of $100,000 plus an additional $250 per hour in any fiscal quarter during which the performance of his consulting duties exceeds 100 hours. After October 31, 1999, Mr. Sims' engagement as an employee with the Company will continue on an "at will" basis. If Mr. Sims' employment is terminated without cause, he will be entitled to severance pay over a period of 24 months at his then-current annual salary, and, if a Triggering Event occurs during the severance period, Mr. Sims will also be entitled to the Special Bonus.

     The Company and Mr. Geyer entered into an employment agreement in February 1996 (the "Employment Agreement"), pursuant to which Mr. Geyer has served as Vice President of the Company and a Severance Agreement and General Release in March 1998 (the "Severance Agreement"), pursuant to which Mr. Geyer's employment with the Company will terminate effective April 1998. Under the Employment Agreement, Mr. Geyer's initial base salary was DM280,000 per year (for the year ended December 31, 1996, the average exchange rate was approximately $1=DM1.50), subject to increase at the discretion of the Board of Directors. In addition to standard benefits, Mr. Geyer was entitled to incentive compensation equal to DM82,500 based on the achievement of certain operating goals established pursuant to the 3D Systems Corporation Executive Incentive Compensation Plan (see "Report of the Compensation Committee -- Annual Incentives"), and up to DM53,625 in additional incentive compensation, at the discretion of the Board of Directors, if the Company exceeds these operating goals. Notwithstanding the foregoing, regardless of annual objectives, Mr. Geyer received a one-time bonus in an amount equal to DM82,500 for the year ended December 31, 1996, by virtue of his employment with the Company through such date. Under certain circumstances, the Employment Agreement entitled Mr. Geyer to severance pay equal to 18 months of his then-current annual salary. Pursuant to the Severance Agreement, the Company will pay Mr. Geyer between DM450,000 and DM494,670 (the exchange rate listed in the Wall Street Journal on March 19, 1998 was approximately $1=DM1.82) and Mr. Geyer has released the Company from any obligations to Mr. Geyer pursuant to the Employment Agreement or otherwise.

     The Company and Mr. Bell entered into an employment agreement in April 1996, pursuant to which Mr. Bell serves as Vice President, the Americas, of the Company. Under the agreement, Mr. Bell's base salary is $140,000 per year, subject to increase at the discretion of the Board of Directors. Effective February 1, 1997 and January 1, 1998, the Board of Directors increased Mr. Bell's base salary to approximately $145,000 and $150,000, respectively. In addition to standard benefits, Mr. Bell is entitled to incentive compensation based on the achievement of certain sales goals. If his employment is terminated without cause, Mr. Bell is entitled to severance pay equal to six months of his then current base salary.

     The Company and Mr. Hull entered into an employment agreement in April 1994, pursuant to which Mr. Hull served as President and Chief Operating Officer of each of the Company and 3D California until April 1997, at which time Mr. Hull was appointed Vice Chairman and Chief Technology Officer of the Company. Pursuant to the agreement, Mr. Hull's initial base salary was $200,000 per year, subject to increase at the discretion of the Board of Directors. Effective November 7, 1994, January 1, 1996, February 1, 1997, and January 1, 1998, the Board of Directors increased Mr. Hull's base salary to approximately $235,000, $250,000, $262,500 and $275,000, respectively. In addition to standard benefits, Mr. Hull is entitled to receive incentive compensation up to a maximum of 60% of his annual base salary based on the achievement of certain operating goals. For the year ended December 31, 1997, Mr. Hull received no incentive compensation. Mr. Hull's employment agreement also permits Mr. Hull, at any time during his employment term, to terminate his duties under the agreement and elect to become a consultant to the Company for up to a three year term for an annual consulting fee of $80,000 plus an additional $200 per hour in any fiscal quarter during which the performance of his consulting duties exceeds 100 hours. This agreement expires on March 1, 1999 unless sooner terminated pursuant to its terms. After March 1, 1999, Mr. Hull's engagement with the Company, whether as an employee or a consultant, will continue on an "at will" basis. If Mr. Hull's employment is terminated without cause, he is entitled to severance pay equal to 18 months of his then-current annual salary.

     The Company and Dr. Balanson entered into an employment agreement on October 28, 1996, which was amended on April 17, 1997 to provide for Dr. Balanson's promotion to President and Chief Operating Officer of the Company. Pursuant to the amended agreement, Dr. Balanson's initial base salary was $225,000 per year, subject to increase at the discretion of the Board of Directors. Effective January 1, 1998, the Board of Directors increased Dr. Balanson's base salary to approximately $240,750. In addition to standard benefits, Dr. Balanson is entitled to receive incentive compensation up to a maximum of 75% of his annual base salary based on the achievement of certain operating goals. For the year ended December 31, 1997, Dr. Balanson received $37,500 in incentive compensation. Dr. Balanson's agreement expires on October 28, 2000 unless sooner terminated pursuant to its terms. After October 28, 2000, Dr. Balanson's engagement with the Company will continue on an "at will" basis. If Dr. Balanson's employment is terminated without cause, he is entitled to severance pay equal to 12 months of his then-current annual salary.

                            CERTAIN TRANSACTIONS WITH
                        DIRECTORS AND EXECUTIVE OFFICERS

     Except as disclosed in this Proxy Statement, neither the nominees for election as Directors of the Company, the Directors or senior officers of the Company nor any stockholder owning more than five percent of the issued shares of the Company, or any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during the year ended December 31, 1997, or which is presently proposed.

     See "Other Information -- Employment Contracts" for a summary of employment agreements with certain of the Company's executive officers.

     In January 1998, the Company adopted under the 1996 Plan the Executive Long-Term Stock Incentive Plan pursuant to which the Company offers to loan to its executive officers up to $60,000 to purchase shares of the Common Stock underlying the 1996 Plan. Each of Arthur Sims, Charles Hull, Sidney Alpert, Mark Bell and Richard Balanson has executed a promissory note for the principal amount of $60,000, each of which bears interest at the rate of 6% per annum. The notes are secured by the shares of Common Stock purchased. Subject to certain forgiveness provisions set forth below, all principal and accrued interest outstanding under the notes become due and payable upon the earlier to occur of
(i) a sale, transfer or other disposition of the shares of Common Stock securing the note; (ii) the termination of the executive's employment with the Company;
(iii) the fifth anniversary of the execution of the note; (iv) the sale, lease or other disposition of all or substantially all of the Company's assets to a single purchaser or group of related purchasers; (v) the sale, lease or other disposition, in one transaction or a series of related transactions of the majority of the Company's outstanding capital stock; or (vi) the merger or consolidation of the Company into or with another corporation in which the stockholders of the Company will own less than 50% of the voting securities of the surviving corporation. If during the fiscal year ending December 31, 1998, or a subsequent fiscal year through fiscal year ending December 31, 2003, the Company reports earnings per share of: (a) at least $0.50 per share but less than $1.00 per share, the Company will forgive 1/3rd of the original principal amount of the note, or such smaller amount of principal then outstanding, together with all of the interest accrued on such amount; (b) at least $1.00 per share but less than $1.50 per share, the Company will forgive 2/3rds of the original principal amount of the note, or such smaller amount of principal then outstanding, together with all of the interest accrued on such amount; or (c) at least $1.50 per share, the Company will forgive the entire original principal amount of the note, or such smaller amount of principal then outstanding, together with all interest accrued on such amount; provided, however, that the provisions of clauses (a) and (b) of this sentence shall be applicable to each executive officer only one time.

     Pursuant to a July 1990 distribution agreement with CSC, and subject to conditions set forth in the agreement, the Company is CSC's current exclusive distributor of all photopolymers manufactured by CSC for use in stereolithography and purchased from CSC resins valued at approximately $8,831,000 during the year ended December 31, 1997. Subject to certain conditions, so long as CSC provides adequate supplies, the Company is required to fill all of its requirements for its photopolymers through purchases from CSC. Subject to certain conditions, the agreement will remain in effect until either party gives the other six months advance notice of termination.

     In May 1988, the Company entered into a Research and Development Agreement with CSC to develop photopolymers, photopolymerizable monomers and photoinitiators for use with the Company's stereolithography products, which agreement has from time to time been amended. Subject to certain conditions, the Research and Development Agreement will remain in effect until either party gives the other six months advance notice of its decision to terminate the agreement. The parties have agreed that if a change in control (as defined in such agreement) of the Company should occur, at the option of CSC, the Company will be required to pay CSC an amount equal to CSC's deferred research and development costs, as defined in such agreement, of up to $10 million.

     In 1990, 3D California acquired the patents for stereolithography technology from UVP, Inc. ("UVP") in exchange for $9,075,000, $500,000 of which was paid in cash and $350,000 by certain offsets. The balance of the purchase price ($8,225,000) is payable based upon sales levels and subject to certain conditions. For further information with respect to this matter, see Note 6(b) of Notes to Consolidated Financial Statements, which appears in the Company's Annual Report filed on Form 10-K which accompanies this Proxy Statement. Pursuant to a 1987 contract between UVP and Charles W. Hull (the President of 3D California, Chief Technology Officer, and Vice Chairman of the Board of Directors of the Company), Mr. Hull is entitled to receive from UVP, with respect to his prior relationship with UVP, an amount equal to 10% of all royalties or other amounts received by UVP with respect to the patents, but only after recoupment of certain expenses by UVP. To date, Mr. Hull has received $197,350 from UVP under that agreement.

     Management believes, based on its reasonable judgment, but without further investigation, that the terms of each of the foregoing transactions or arrangements between the Company on the one hand and the affiliates, officers, Directors or stockholders of the Company which were parties to such transactions on the other hand, were, on an overall basis, at least as favorable to the Company as could then have been obtained from unrelated parties.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 1997, all the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except for Mr. Spina, and Mr. McGough, both executive officers of the Company, each of whom filed a Form 5 reporting their status as executive officers of the Company, which status was reportable on a Form 3; and Mr. Hull, an executive officer and 10% holder of the Company's equity securities, who filed a Form 5 reporting the sale of 10,000 shares of Common Stock and exercise of options to purchase 10,000 shares of Common Stock, each of which transactions was reportable on a Form 4.

                                PERFORMANCE GRAPH

     The following graph sets forth the percentage change in cumulative total stockholder return of the Common Stock during the five-year period from December 31, 1992 to December 31, 1997, compared with the cumulative returns of the Nasdaq Stock Market (US Companies) Index and the Index for S & P Technology Sector. The Comparison assumes $100 was invested on January 1, 1993 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance. [GRAPHIC OMITTED]


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG 3D SYSTEMS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE S & P TECHNOLOGY SECTOR INDEX





                               [GRAPHIC OMITTED]






                                      TDSC

                                                          Cumulative Total Return
                                               ----------------------------------------------
                                               12/92   12/93   12/94   12/95   12/96   12/97
3D SYSTEMS CORPORATION              TDSC       100.00  127.27  245.45  575.75  309.09  150.00
NASDAQ STOCK MARKET-US              INAS       100.00  114.80  112.21  158.70  195.19  239.53
S & P TECHNOLOGY SECTOR             ITES       100.00  123.01  143.37  206.51  292.98  369.42

            PROPOSAL TO APPROVE THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     The proposed 3D Systems Corporation 1998 Employee Stock Purchase Plan (the "1998 Plan") was unanimously adopted by the Board of Directors on February 27, 1998, subject to the approval of the 1998 Plan by the Company's stockholders. The Board of Directors adopted the 1998 Plan to provide eligible employees the opportunity to acquire limited amounts of the Common Stock on favorable terms. A copy of the 1998 Plan is attached as Exhibit "A" to this Proxy Statement. As of the date of this Proxy Statement, no awards had been granted under the 1998 Plan.

     The following is a summary of the principal features of the 1998 Plan. This summary is not intended to be complete and reference should be made to Exhibit "A" of this Proxy Statement for the complete text of the 1998 Plan.

ADMINISTRATION; PARTICIPATION

     The 1998 Plan will be administered by the Board of Directors or, at the Board's discretion, a committee of the Board (the "Administrator"). Under the 1998 Plan, the Company may grant to an employee each year options to purchase shares which have an aggregate fair market value (determined as of the date of the original grant of the options) not in excess of $25,000. An eligible employee may participate in the 1998 Plan by designating an amount not less than 1% or greater than 10% of the employee's regular compensation, exclusive of bonuses and overtime, as determined by the Administrator, to be paid by payroll deductions into an account maintained for the employee's benefit pursuant to the 1998 Plan. An eligible employee so electing will receive an option to purchase a number of shares to be calculated at the expiration of the option term equal to the amount in the employee's account at the end of the term divided by the exercise price. The option term of any option will be established by the Administrator prior to the date of grant of the option, but may not exceed one year. An option granted under the 1998 Plan will be deemed to have been automatically exercised on the last day of the option term unless the employee has given the Company proper written notice of his or her withdrawal from participation in the 1998 Plan. Employees will be required to hold shares acquired pursuant to the 1998 Plan for a period of 90 days after such shares are acquired.

ELIGIBILITY

     All persons who have been employed by the Company for more than five months, or who are customarily scheduled to work more than 20 hours per week and more than 5 months during a year, are eligible to receive options granted under the 1998 Plan. Notwithstanding the foregoing, no options will be granted to an employee if such employee, immediately after the option is granted, would own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

EXERCISE PRICE

     The exercise price of each option will be the lesser of (i) 85% of the fair market value of the shares on the date such option is granted or (ii) 85% of the fair market value of the shares on the last day of the period during which such option is outstanding.

COMMON STOCK SUBJECT TO THE 1998 PLAN

     The 1998 Plan provides for the issuance of up to 600,000 shares of Common Stock, subject to adjustment upon the occurrence of certain events such as stock splits, stock dividends, recapitalizations or other changes in the outstanding Common Stock. If any outstanding option expires or terminates unexercised, the shares of Common Stock subject to the unexercised portion of the option shall again be available for issuance under the 1998 Plan.

WITHDRAWAL

     If an employee withdraws from the 1998 Plan, that employee will receive the balance in his or her account as of the date of withdrawal, and the employee's interest in the 1998 Plan and any option granted to the employee under the 1998 Plan will terminate. All shares covered by options which terminate without having been exercised will be available for issuance upon exercise of other options granted under the 1998 Plan.

RESTRICTIONS ON ASSIGNMENT; TERMINATION OF EMPLOYMENT

     No option will be transferable except by will or the laws of descent and distribution. An employee will be deemed to have withdrawn from the 1998 Plan, and any option granted to the employee under the 1998 Plan will terminate, as of the date of termination of the employee's employment with the Company unless the reason for termination is death or permanent disability. In that event, the employee or the employee's executor or administrator, as the case may be, may elect to exercise any option granted to the employee under the 1998 Plan.

AMENDMENTS; TERMINATION OF THE 1998 PLAN

     The 1998 Plan may be amended from time to time by the Board of Directors, provided, however, that to the extent required for compliance with Code Section 423, or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which options may be granted under the 1998 Plan, (b) materially modify the class of persons eligible to receive Options, (c) materially increase the benefits accruing to participants under the 1998 Plan, (d) decrease the exercise price below a price computed in the manner stated in Section 7 of the 1998 Plan, or
(e) otherwise require stockholder approval under any applicable law or regulation. Unless sooner terminated by the Board of Directors, the 1998 Plan will terminate on February 27, 2003.

FEDERAL INCOME TAX CONSEQUENCES

     The 1998 Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Code Sections 421 and 423. Payroll deductions under the 1998 Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of the option or purchase of shares. A participant may become liable for tax upon disposition of the shares acquired as summarized below.

     If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the option term (the "date of option grant") and at least one year after the date such shares are purchased (the "date of option exercise"), in this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the Common Stock or (b) the excess of the fair market value of the shares at the time the option was granted over the option price will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as capital gain. Any such capital gain would be taxed at long-term rates if the stock is held for more than 18 months and at mid-term rates if held more than 12 but not more than 18 months. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

     In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the amount paid for the Common Stock will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

RECOMMENDATION AND REQUIRED VOTE

     The Board of Directors has unanimously approved the 1998 Plan. Stockholder approval of the 1998 Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on this matter at the Annual Meeting. An abstention will be counted toward the tabulation of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of February 27, 1998, unless otherwise indicated, certain information relating to the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 26081 Avenue Hall, Valencia, California 91355, unless otherwise set forth below such person's name.

                                                           Number of Shares of
                                                              Common Stock
               Name and Address                           Beneficially Owned (1)      Percent (1)
               ----------------                           ----------------------      -----------
Charles W. Hull................................              2,504,263(2)(3)               21.94%
Ciba Specialty Chemicals, Inc..................              2,504,263(3)                  21.94
      885 Georgia Street, Suite 2200
      Vancouver, B.C. V6C3E8
G. Walter Loewenbaum, II.......................                669,689(4)                   5.96
      111 Congress Street, Suite 1600
      Austin, TX 78701
Southcoast Capital Corporation.................                669,689(4)                   5.96
      111 Congress Street, Suite 1600
      Austin, TX 78701
Dimensional Fund Advisers Inc..................                622,900(5)                   5.54
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA 90401
The Clark Estates, Inc.........................                594,272(6)                   5.29
      30 Wall Street
      New York, NY 10005
Arthur B. Sims.................................                304,267(7)                   2.64
Richard D. Balanson............................                 95,120(8)                    *
Mark Bell......................................                 48,354(9)                    *
Jim D. Kever...................................                 14,000(10)                   *
Eugen J. Geyer.................................                 30,685(11)                   *
Miriam V. Gold.................................                  8,333(12)                   *
Donald S. Bates................................                  6,833(13)                   *
Directors and Named Executive Officers
as a group (8 persons).........................              3,011,855(14)                 25.44

-----------
* Less than one percent.

(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at February 27, 1998.

(2) Includes 438,889 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees and 171,666 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998. Excludes 3,561 shares of Common Stock held of record by Mr. Hull's adult daughter, with respect to which Mr. Hull disclaims beneficial ownership.

(3) Shares of Common Stock listed as beneficially owned by CSC are owned of record by CSC Holding, the parent of Ciba Specialty Chemicals, Inc. Pursuant to Rule 13d-3 under the Exchange Act, CSC and Charles W. Hull (together, the "Control Group") may be deemed to beneficially own all shares of Common Stock held by each of them, as well as shares owned by the other Founders, with respect to an agreement, pursuant to which the Control Group has the right to direct the voting of such shares with respect to the election of Directors of the Company (see "Election of Directors -- Shareholders Agreement"). The Control Group has the power to direct the voting with respect to the election of Directors of the Company of an aggregate of 2,504,263 shares. As of February 27, 1998, the number of shares of Common Stock beneficially owned by the Control Group which each member thereof had sole investment power and the sole power to vote for matters other than the election of Directors was as follows (the percentages set forth below have been calculated assuming all shares of Common Stock reserved for issuance upon exercise of stock options granted to any Directors or Named Executive Officers which are or will become exercisable on or prior to April 28, 1998 are outstanding as of February 27, 1998):

                                                        Percent of all
                                                         Outstanding
                                  Number of Shares          Shares
                                  ----------------      --------------
Charles W. Hull..................          643,748            5.44%
Ciba Specialty Chemicals, Inc....        1,725,366           14.57%
                                         ---------           ------

     Total                               2,369,114           20.01%
                                         =========           ======

(4) Southcoast Capital Corporation, a Louisiana corporation ("Southcoast"), is an investment banking and broker-dealer firm. Southcoast is a wholly-owned subsidiary of Southcoast Holding Corporation, a Louisiana corporation, which is controlled by Mr. Loewenbaum and members of his immediate family. As of May 12, 1997, Mr. Loewenbaum and Southcoast beneficially owned 669,689 shares of the Common Stock of the Company. Of these shares, 469,689 are beneficially owned by Mr. Loewenbaum and 200,000 shares are beneficially owned by Southcoast. A total of 293,882 of Mr. Loewenbaum's shares are held with sole voting and dispositive power and he shares voting and dispositive power with his wife with respect to 93,558 shares. Mr. Loewenbaum holds sole dispositive power only with respect to 72,249 shares and he shares dispositive power only with his mother with respect to 10,000 shares. Southcoast holds sole voting and investment power with respect to the 200,000 shares of Common Stock held by it. All information regarding the beneficial ownership of Company securities by Mr. Loewenbaum and Southcoast is taken exclusively from a Form 13D filed by Mr. Loewenbaum and Southcoast on May 22, 1997.

(5) Dimensional Fund Advisors Inc. ("Dimensional") holds sole voting power over 400,600 shares of Common Stock. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund"), and the DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the investment Company Act of 1940. In their capacities as officers of the Fund and Trust, these persons vote 84,700 additional shares which are owned by the Fund and 137,600 shares which are owned by the Trust. The securities reported as beneficially owned by Dimensional are owned by advisory clients of Dimensional, none of which to the knowledge of Dimensional owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such securities. All information regarding the beneficial ownership of Company securities by Dimensional, the Fund and the Trust is taken exclusively from a Form 13G filed by Dimensional on February 10, 1998.

(6) All information regarding the beneficial ownership of Company securities by The Clark Estates is taken exclusively from a Form 13D filed by The Clark Estates on June 23, 1997.

(7) Includes 283,682 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

(8) Includes 75,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

(9) Includes 22,332 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

(10) Includes 2,500 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

(11) Includes 30,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

(12) Includes 8,033 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

(13) Includes 5,833 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

(14) Includes 599,046 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 28, 1998.

     The information as to shares beneficially owned has been individually furnished by the respective Directors, Named Executive Officers, and other stockholders of the Company, or taken from documents filed with the Securities and Exchange Commission.

                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 1999 Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 25, 1998.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the year ended December 31, 1997 and have been selected by the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 1998.


                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.


                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 3D SYSTEMS, 26081 AVENUE HALL, VALENCIA, CALIFORNIA 91355.

                                        ON BEHALF OF THE BOARD OF DIRECTORS


                                        /s/ A. SIDNEY ALPERT
                                        ----------------------------------------
                                        A. Sidney Alpert
                                        Secretary


26081 Avenue Hall
Valencia, CA  91355
April 24, 1998

                                                                       EXHIBIT A


                             3D SYSTEMS CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN


1.   PURPOSE.

     This 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide incentive to, and to encourage stock ownership by, selected employees of 3D Systems Corporation, a Delaware corporation (the "Company"), and any "Subsidiary" or "Parent" thereof, so that such employees may acquire a proprietary interest in, or increase their proprietary interest in, the Company. For purposes of the Plan, the terms "Subsidiary" and "Parent" shall mean any present or future corporation which would be a "subsidiary corporation" or a "parent corporation" respectively, of the Company, as those terms are defined in
Section 424 of the Internal Revenue Code of 1986, as amended, and as the same may be amended from time to time (the "Code").

     Options granted under the Plan are intended to constitute options granted pursuant to an "employee stock purchase plan" under Code Section 423 and shall be referred to in the Plan as "options."

2.   ADMINISTRATION.

     a. By the Board of Directors. The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee (the "Committee") as provided in Paragraph 2(b). The Board or the Committee, as the case may be, shall be referred to in the Plan as the "Administrator." Subject to the provisions of the Plan, the Administrator shall have authority to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to its administration, to determine the timing and manner of the grant of the options, the number of shares covered by and all other terms of the options, to determine the duration and purpose of leaves of absence which may be granted to employees without constituting termination of their employment for the purpose of the Plan, and to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan; provided, however, that notwithstanding anything to the contrary contained in the Plan, all Participants, as defined in Paragraph 5(b), shall have the same rights and privileges within the meaning of Code
Section 423(b)(5). The interpretation and construction by the Administrator of any provision of the Plan, or of any agreement or option issued and executed under or pursuant to the Plan, shall be final and binding upon holders of options granted under the Plan and affected by such interpretation or construction. No member of the Board or the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement or option issued and executed pursuant to the Plan.

     b. By a Committee of the Board. The Board may, in its sole and absolute discretion, delegate any or all of its duties and authority with respect to the Plan to a Committee of not less than three members of the Board to be appointed by and to serve at the pleasure of the Board. Once appointed, each member of the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than three members) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall keep minutes of all of its meetings and shall provide copies of such minutes to the Board. Subject to the limitations prescribed by applicable law, the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.   ELIGIBILITY.

     All employees of the Company, any Subsidiary or any Parent, except employees who have been employed by the Company for less than five months, or who are customarily scheduled to work less than 20 hours per week or less than 5 months during a year, shall be eligible to receive options granted under the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, would own stock (as defined by Sections 423(b)(3) and 424(d) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, any Subsidiary or any Parent.

4.   THE STOCK.

     The stock subject to any option granted under or pursuant to the Plan shall be shares of the Company's authorized but unissued or reacquired common stock, par value $.001 per share (the "Shares"). Subject to adjustment as set forth in this Paragraph 4 and Paragraph 10, the aggregate number of Shares which may be purchased upon exercise of options granted under the Plan shall not exceed 600,000 Shares; provided, however, that if any outstanding option shall for any reason expire or terminate unexercised, the Shares subject to the unexercised portion of the option shall again be available for options under the Plan as though no option had been granted with respect to such Shares. Each time any of the events set forth in Paragraph 10(a) or Paragraph 10(b) occurs, the number of Shares to be purchased under the Plan shall be adjusted in the same manner as shares subject to any outstanding option would be adjusted under the provisions of Paragraph 10(a) and Paragraph 10(b), respectively. If on any Grant Date or Exercise Date (as defined in Paragraph 5(a) below) the total number of Shares which would otherwise be subject to options granted pursuant to Paragraph 5(a) exceeds the number of Shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available for issuance upon exercise of options in as uniform a manner as practicable. If such event occurs on a Grant Date, the Company shall give written notice to each Participant (as defined in Paragraph 5(b) below) affected thereby and shall, if necessary, reduce the rate of payroll deductions.

5.   GRANT OF OPTIONS.

     a. General Statement; "Grant Date"; "Option Period"; "Exercise Date." Options may be granted from time to time under this Plan in accordance with this Paragraph 5. The dates on which options shall be granted and the terms of the options shall be established from time to time by the Administrator; provided, however, that (i) the term of any option shall not exceed one year; and (ii) all options granted on any Grant Date shall have the same terms and conditions (except they may differ with respect to the number of shares subject to each such option). For purposes of this Plan, each date on which an option is granted shall be referred to as a "Grant Date," the period during which any option is outstanding shall be referred to as the "Option Period," and the last day of the Option Period for any option shall be referred to as an "Exercise Date." The number of Shares subject to each option shall be the quotient, excluding all fractions, of the total paid into the Plan by each Participant during the Option Period in accordance with Paragraphs 5(b) and (f), divided by the "Option Price" (as defined in Paragraph 7(b) below).

     b. Election to Participate: Payroll Deduction and Authorization. Except as provided in Paragraph 5(f) below, an eligible employee may participate in the Plan only by means of payroll deductions. Each eligible employee who elects to participate in the Plan (a "Participant") shall deliver to the Company, during the calendar month preceding a Grant Date, a Written Payroll Deduction Authorization Form in the form authorized by the Administrator, in which the Participant gives notice of his or her election to participate in the Plan as of the next Grant Date, and designates a stated amount to be deducted from his or her compensation on each payday and paid into an account maintained under the Plan for his or her benefit. The stated amount to be deducted from the Participant's compensation on each payday may be no less than 1% of the amount of "eligible compensation" (as defined in Paragraph 5(d) below) from which the deduction is made and may not exceed either of the following: (i) 10% of the amount of "eligible compensation" (as defined in Paragraph 5(d) below) from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in Paragraph 5(e) below. Once an employee becomes a Participant in the Plan, such employee will automatically participate in the Plan during each successive Option Period until such time as the employee withdraws from the Plan as provided in Paragraph 8 or the employee's employment is terminated as provided in Paragraph 9. An eligible employee is not required to file a new Written Payroll Deduction Authorization Form in order to remain a Participant in the Plan during any subsequent successive Option Periods.

     c. Changes in Payroll Authorization. Except as otherwise provided in Paragraph 8 or 9, the amount deducted from a Participant's compensation on each payday must remain the same throughout any Option Period.

     d. "Eligible Compensation" Defined. The term "Eligible Compensation" means the Participant's regular rate of pay on the Grant Date. "Eligible Compensation" does not include management incentives and bonuses, overtime, extended work week premiums, or other special payments, fees or allowances.

     e. $25,000 Limitation. No option may be granted under the Plan which would permit the Participant to credit (by means of payroll deductions or otherwise) toward the purchase of Shares under the Plan, and under any other employee stock purchase plan pursuant to Section 423 of the Code of the Company, any Subsidiary or any Parent, an amount which would permit the purchase of Shares with an aggregate fair market value in excess of $25,000 (determined on the Grant Date) for any calendar year in which such option is outstanding at any time.

     f. Additional Purchases. The Administrator may, in its discretion, from time to time permit purchases of Shares under the Plan other than by payroll deductions.

     g. Account. All payroll deductions made by a Participant shall be credited to an account established for the benefit of the Participant.

6.   FAIR MARKET VALUE.

     For the purposes of the Plan, the "Fair Market Value" of the Stock on a given date shall be the closing sale price of the Stock as reported by the Nasdaq National Market (or any national stock exchange (an "exchange") on which the Stock is at the time listed or admitted to trading) for a single trading day. If no sales of the Stock were made on the Nasdaq National Market (or an exchange) on the transaction date, Fair Market Value shall mean the closing price of a share of the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market (or an exchange).

7.   EXERCISE OF OPTIONS; HOLDING PERIOD.

     a. General Statement. Unless a Participant withdraws from the Plan as provided in Paragraph 8, or the Participant's employment is terminated as provided in Paragraph 9, each Participant in the Plan automatically and without any action on his or her part shall be deemed to have exercised his or her option on each Exercise Date to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase at the "Option Price" (as determined in Paragraph 7(b) below) whole Shares subject to the Participant's option. Any balance remaining in the Participant's account after such purchase shall be carried over to the next Option Period on behalf of the Participant unless the Participant elects, in writing, to have the balance refunded, in which event the balance shall be promptly refunded to the Participant. Except as otherwise provided in Paragraph 9(b), options shall not be exercised on any date other than an Exercise Date.

     b. "Option Price" Defined. The Option Price per Share to be paid by each Participant upon the exercise of his or her option shall be the lesser of (i) 85% of the Fair Market Value of a Share on the Exercise Date or (ii) 85% of the Fair Market Value of a Share on the Grant Date.

     c. Delivery of Stock Certificates. As promptly as practicable after the Exercise Date, the Company shall deliver to each Participant a stock certificate issued in his or her name, or in a name designated by the Participant, for the number of shares with respect to which the Participant's option was exercised and for which the Participant has paid the Option Price. Notwithstanding anything to the contrary contained in this Paragraph 7, no option shall be deemed exercised and no certificate shall be delivered unless and until any then applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. If the Company is unable to comply with any applicable securities law requirements, the Company shall not be liable to any Participant except to return to the Participant the amount of the balance in the Participant's account.

     d. Rights of Stockholder. No Participant shall have any rights as a stockholder with respect to any of the Shares subject to options held by the Participant until the date a stock certificate for such Shares is issued. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 10 below.

     e. Holding Period. Shares issued pursuant to the Plan may not be sold or transferred for a period of 90 days from the date of purchase. Each stock certificate for Shares issued pursuant to the Plan shall contain the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO 3D SYSTEMS CORPORATION'S 1998 EMPLOYEE STOCK PURCHASE PLAN, PURSUANT TO WHICH THE SHARES EVIDENCED BY THIS CERTIFICATE CANNOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED FOR A PERIOD OF 90 DAYS AFTER THE DATE OF ISSUANCE. A COPY OF 3D SYSTEMS CORPORATION'S 1998 EMPLOYEE STOCK PURCHASE PLAN MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF 3D SYSTEMS CORPORATION.

8.   WITHDRAWAL FROM THE PLAN.

     a. General Statement. A Participant may withdraw in whole from the Plan at any time. A Participant who wishes to withdraw from the Plan must deliver to the Company a Notice of Withdrawal in the form authorized by the Administrator. Promptly after the Notice of Withdrawal is delivered to the Company, the Company shall refund to the Participant the amount of the balance in the Participant's account under the Plan and, automatically and without any further act on the Participant's part, the Participant's payroll deduction authorization, interest in the Plan and option granted under the Plan shall terminate.

     b. Eligibility After Withdrawal. A Participant's withdrawal from the Plan during an Option Period shall not affect such Participant's eligibility to be granted an option on any Grant Date following such Option Period.

9.   TERMINATION OF EMPLOYMENT.

     a. Termination of Employment Other Than by Permanent Disability or Death. If a Participant fails to remain an eligible employee, or if a Participant ceases to be employed by the Company, any Subsidiary or any Parent for any reason other than permanent disability or death, the Participant's participation in the Plan shall terminate. The Participant shall cease to participate in the Plan as of the date of the termination of the Participant's employment, or as of the date the Participant fails to constitute an eligible employee, as the case may be. The Company shall promptly refund to the Participant the amount of the balance in the Participant's account under the Plan as of such date, and the Participant's interest in the Plan and any options granted under the Plan shall automatically terminate on such date.

     b. Termination by Death or Permanent Disability. If a Participant shall die or become permanently disabled while in the employ of the Company, any Subsidiary or any Parent, the Participant or the executor of the Participant's will or the administrator of the Participant's estate, as the case may be, by written notice to the Company may either (i) exercise the option as of the date of death or permanent disability, in which event the Company shall apply the balance in the Participant's account under the Plan to the purchase at the Option Price of whole Shares and refund the excess, if any, or (ii) request payment of the balance of the Participant's account under the Plan, in which event the Company shall promptly make such payments, and the Participant's interest in the Plan and the option granted under the Plan shall terminate upon such payment. If the Company does not receive such notice prior to the earlier to occur of the Exercise Date or 90 days after the Participant's death or permanent disability, as the case may be, it shall be conclusively presumed that alternative (ii) has been elected. In the event of the death of the Participant, the Shares and/or the cash to which the Participant is entitled shall be delivered to the individual, if any, whom the Participant designated in writing to be the Participant's beneficiary under the Plan, and in the absence of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver the Shares and/or cash to the executor or administrator of the estate, if any, or if none to the heirs of the Participant. If the option is exercised, the date of death or permanent disability, as the case may be, shall be deemed the Exercise Date for the purpose of computing the Option Price.

     c. "Permanent Disability" Defined. For purposes of the Plan, permanent disability shall occur if a Participant shall have failed to perform his or her services as an employee of the Company for a period of 120 days because of ill health, physical or mental disability or for any other cause beyond the control of the Participant.

10.  ADJUSTMENTS UPON RECAPITALIZATION.

     Subject to any required action by the stockholders of the Company:

     a. If the outstanding Shares are increased or decreased through any stock dividend, stock split, reverse stock split or otherwise, an appropriate adjustment shall be made simultaneously therewith in all of the following: (i) the maximum number of Shares to be purchased under the Plan, (ii) the Option Price, and (iii) the number of Shares subject to any then outstanding options.

     b. In case of any capital reorganization, reclassification of the Shares (other than a recapitalization described in Paragraph 10(a) above), consolidation or merger of the Company (collectively, a "Reorganization"), the holders of all outstanding options under the Plan shall thereafter be entitled upon exercise to purchase the kind and number of shares of stock or other securities or property of the Company receivable upon such Reorganization by a holder of the number of Shares which the option entitles such holder to purchase from the Company prior to such Reorganization; and in any such case, appropriate adjustment shall be made in the applications of the provisions set forth in the Plan with respect to the Participant's rights and interest thereafter, such that the provisions set forth in the Plan (including the specified changes and other adjustments to the Option Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the outstanding options.

     c. If the Company is dissolved or liquidated, then the Participant's participation in the Plan shall terminate on the effective date of the dissolution or liquidation, and the Company shall promptly refund to the Participant the amount of the balance in the Participant's account under the Plan. Upon such dissolution or liquidation, the Participant's payroll deduction authorization, interest in the Plan and option under the Plan shall terminate automatically and without any further act on the Participant's part.

     d. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, and its determination shall be final, binding and conclusive.

     e. The provisions of this Paragraph 10 are intended to be exclusive, and no Participant shall have any other right upon the occurrence of any of the events described in this Paragraph 10.

     f. The grant of options under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

11.  RESTRICTION UPON ASSIGNMENT.

     An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment of a Participant's option or of any rights under the option.

12.  USE OF FUNDS; NO INTEREST PAID.

     All funds received by the Company upon the exercise of options under the Plan shall be included in the general funds of the Company and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to any Participant's account under the Plan.

13.  AMENDMENT OF THE PLAN.

     The Administrator may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of Shares as to which options may be granted under the Plan, (b) materially modify the class of persons eligible to receive options, (c) materially increase the benefits accruing to Participants under the Plan, (d) decrease the Option Price below a price computed in the manner stated in Section 7, or (e) otherwise require stockholder approval under any applicable law or regulation.

14.  TERM OF THE PLAN.

     The term of the Plan shall commence on the date of its adoption by the Board of Directors of the Company (the "Effective Date"). Unless sooner terminated by the Board in its sole discretion, the Plan shall expire five years from the Effective Date. Such termination or expiration shall not affect options previously granted.

15.  REPORTS.

     Upon the exercise of any option and if required by the Code, the Company shall file with the Internal Revenue Service a return containing the information required to be reported pursuant to Section 6039 of the Code or any replacement thereof. The Company shall deliver a copy of such return to the Participant. After the end of each Option Period, each Participant shall receive a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased, and the remaining cash balance, if any, carried forward to the next Option Period.

16.  RIGHTS AS AN EMPLOYEE.

     Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the right of the Company to terminate the employment of any person at any time with or without cause.

17.  INFORMATION TO EMPLOYEES.

     At least annually, each Participant shall receive financial statements from the Company, except for employees whose duties in connection with the Company assure them access to equivalent information.

18.  TAX WITHHOLDING.

     The Company shall have the right to deduct from all payments hereunder any federal, local or employment taxes that it deems are required by law to be withheld with respect to such payments.

                             3D SYSTEMS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned, a stockholder of 3D SYSTEMS CORPORATION, a Delaware corporation (the "Company"), hereby appoints Arthur B. Sims and Frank J. Spina, and each of them, as the proxies of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on May 22, 1998, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

    The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposal 2.

    1. ELECTION OF CLASS II DIRECTORS, as provided in the Company's Proxy
Statement:
  [ ] WITH        [ ] WITHOUT Authority to vote for the nominees listed below.

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR THE NOMINEES, LINE THROUGH OR OTHERWISE STRIKE OUT NAMES BELOW)

        Arthur B. Sims        Richard D. Balanson        Miriam V. Gold

    2. The approval of the 1998 Employee Stock Purchase Plan:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

    The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said proxy may lawfully do by virtue hereof. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.
    This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE CLASS II DIRECTORS NAMED, THE 1998 EMPLOYEE STOCK PURCHASE PLAN, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 24, 1998 relating to the Meeting.

                                                        Date: , 1998

                                                        ------------------------

                                                        ------------------------
                                                            Signature(s) of
                                                             Stockholder(s)
                                                        (See Instructions Below)

                                                        The signature(s) hereon
                                                        should correspond
                                                        exactly with the name(s)
                                                        of the stockholder(s)
                                                        appearing on the Stock
                                                        Certificate. If stock is
                                                        jointly held, all joint
                                                        owners should sign. When
                                                        signing as attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If signer is a
                                                        corporation, please sign
                                                        the full corporation
                                                        name, and give title of
                                                        signing officer.

                           THIS PROXY IS SOLICITED BY
                THE BOARD OF DIRECTORS OF 3D SYSTEMS CORPORATION